Page 1 of 13


                               License Agreement

         THIS AGREEMENT is made as of and effective from the 12th day of December, 2000.

BETWEEN:

1)   Nick A. Msscia
     135 Firststreet 2H
     Keyport, New Jersey 07735

2)   Amit Kumar Singh
     509 Shipra Apt.
     Kaushambhi Ghaciahad Dist.
     Uttar Pradesh, India

3)   Kushal Kumar
     c/o Late (Shri) Hargorind Singh
     Mohalla-Chaadharian
     Town Post: Joys Dent. J. P. Nagar
     Utter Pradesh, India,

(GROUP),

valid and subsisting individuals and the entity known as ONSLR e2000 and any proprietorship owned, managed, operated or under the control of GROUP, any partnership owned in conjunction with GROUP, any corporate entity authorized under the laws of the sovereign country of India owned, managed, operated or under the control of GROUP, any affiliation owned, managed, operated or under the control of GROUP, any alliance owned, managed, operated or under the control of GROUP, and/or any joint venture with any person or entity owned, managed, operated or under the control of GROUP. (hereinafter referred to as the "LICENSOR").

-and-

REDOX TECHNOLOGY CORPORATION, a valid and subsisting Delaware corporation and authorized and registered to do business in the State of Texas, United States of America, having its principle ogee at 340 North Sam Houston Parkway Fast, Suite 250, Houston, Texas 77060, (hereinafter referred to as the 'LICENSEE").

WHEREAS:

A The Licensor is the holder and owner of certain confidential inforrnarion,. software and technology, which was developed by Licensor;

B.   The  Licensor  desires  to  protect  said   confidential   information  and
     technology through the registration of any patents, trademarks and/or copyright;

C. The Licensee desires to acquire from the Licensor certain exclusive worldwide rights to the confidential information and technology and, to apply , prosecute,


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     register  and  maintain  and  exploit  any said  proprietary  rights in the confidential ' information and technology; and

D.   The parties wish to document their intentions.

NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration (the adequacy and sufficiency of which are hereby acknowledged by the parties), the parties covenant and agree as follows:

                                    ARTICLE 1
                        DEFINITIONS AND INTERPRETATION

1.1  Definitions

     In this Agreement, including the recitals, the following terms shall have the following meanings:

"Affifiate/Subsidiary" shall mean in relation to an entity any other entity directly or indirectly under common ownership with, owning or owned by the first entity Ownership means holding 50% or more of the voting securities of the owned entity.

"Confidential information" shall mean any information of the Licensor relating to the Intellectual Property or Software, including without limitation, any specifications, trade secrets, know-how, data, software, technology, methodology, prototypes, models, whether or not reduced to physical form, patterns and other physical and written descriptions and embodiments relating to the Software including the Source Code but, Confidential Information shall not include any information which:

     (a) was available to the Licensee on a non-confidential basis from a source other than the Licensor, provided that, such source, to the knowledge of the Licensee is not and was not bound by obligations of confidence to hold or retain such information confidential;

     (b) was previously known to the Licensee and not subject to any obligation of confidence;

     (c) has been independently acquired, developed or is known by the Licensee without violating any obligations under this or any other agreement with any person; or

     (d)  is required to be disclosed by operation of law.

"Effective Date" means the date first written above;

"Gross Revenue" means the total revenue received by Licensee from the sale of the Licensed Product and/or derivatives/modified/upgraded form of the licensed product received by the Licensee, its Affiliates and/or Subsidiaries.

"Intellectual Property" shall mean any and all patents, trade marks and/or copyright and applications and registrations therefor (whether or not coming into existence after the Effective Date), as well as any and all Confidential Information, know how, disclosures, and any other information or matter capable of proprietary rights throughout the world which relate to the Software in any way or manner including its methods, concept, use or process.

"License Period" shall mean for so long as there is any proprietary rights or interest in the Confidential Information or the Intellectual Property, starting on the Effective Date.

"Licensed Product" shall mean all products and software that are based upon or derived from any aspect of any portion of the Intellectual Property of the Licensor.

"License Territory" shall mean the world;

"Royalty" means the royalty payable by the Licensee, its Affiliates and/or Subsidiaries hereunder,

"Software" shall mean the software technology developed by Amit Kumar Singh known as "ONSLR e2000" which upgrades the Computer without adding any Hardware. It is a result of 7 years of keen research by Atrtit Kumar Singh in his laboratories. This Software has been developed on the platform, Onslr System ++, which is a system level programming language developed in Onslr's labs. Amat Kumar Singh claims by downloading Onslr e2000 to a harddrive of any personal and laptop computer above 66 Mhz, will approximately double the processing speed of the processor, increase the read/write speed of the hard-disk drive by approximately 5 times, increase the storage capacity of the hard drive, upgrade the V-RA'and upgrade an ordinary keyboard to a mufti-media ready keyboard. (http://business.vsnl. comlonslr/e200d.html)

                                   ARTICLE II
                 LICENSE, INTELLECTUAL PROPERTY RIGHTS AND OTHER
                                   INTANGIBLES

2.1  Exclusive License


     The Licensor hereby grants, and the Licensee hereby accepts, subject to the terms and conditions of this Agreement, an exclusive, transferable and assignable license within the Licensed Territory during the License Period by any method or on any medium to fully:

     (a) use, manufacture, license, market, distribute and sell the Licensed Product;
     (b) sub-license any and all rights granted to Licensee under this Agreement;
     (c) modify the Licensed Product to create one or more derivative products; and
     (d)  modify any or all documentation.

2.2   Reserved  Rights

          The Licensor shall have the right to use the Intellectual Property and Software for internal non-commercial research purposes only, but this shall not include any right to commercially use, manufacture, market or sell the Intellectual Property or Software in any manner whatsoever.


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2.3 Sub-License

                Licensee shall also have the right to grant to its Subsidiaries or other sublicenses, exclusive or non-exclusive sublicenses under the License during the License Period; provided, however, and Licensee agrees that:

          (a) The teems and conditions of any and all such licenses shall be consistent with the terms and conditions as set out in this Agreement;

          (b) In the event of a proposed exclusive or sole license to any party, Licensee shall not enter into any said agreement until Licensor has been informed in writing and has given consent, in writing, for Licensee to enter into -said proposal. Licensor shall not withhold consent unreasonably; and

          (c) Licensee shall provide Licensor with one copy of arty and all such licenses, including any amendments thereto.

          (d) No subsidiary or other sublicensee shall have the right to further license, sublicense or assign its rights without the approval of Amit Kumar Singly as defined above; and

          (e) No sublicensee shall relieve Licensee of arty of its obligations hereunder, and Licensee shall be responsible for the acts or omissions of the Subsidiaries and Sublicensees and for compliance by them of their obligations, and Licensee shall take all steps necessary to enforce that compliance to the extent required to all Licensee to fully comply with all of its obligations under this Agreement.

2.5   Sale

     Notwithstanding Articles 2.1 and 2.3, if a third party wishes to purchase the software outright, Redox agrees that it shall not enter into any such sale without the written consent of the Licensor, who shall not withhold such consent unreasonably. Licensee and Licensor will split directly from the source or in writing under other agreed upon terms, a cash and/or stock payment by fifty percent each (50/50) from any outright sale of Intellectual Property to a third party.

2.6  Covenant of Licenser

     The Licensor shall not, under any circumstance license, assign, transfer, sell or grant any rights in the Confidential Information or Intellectual Property to any third party. Nor shall the Licensor grant any mortgage, pledge, lien, hypothentication, security interests, changes, or encumbrances in any part of the Confidential Information or Intellectual Property.

                                   ARTICLE III
                               PAYMENT OF ROYALTY

3.1  Realties

     In consideration of the rights granted by the Licensor to the Licensee herein, the Licensee agrees to pay Royalties in the sum of seventeen and one half percent (17.5%) of the Gross Revenue to the Licensor commencing on the Effective Date and ending on the date in which this License Agreement is terminated. All payments shall be paid in U. S, dollars. Should any conversion to U. S. dollars be necessary, the rate of exchange as posted in The Wall Street Journal shall be utilized and shall be the rate in effect on the last day of the period for which payment is due. Within a (2) two year period as of the date above, Licensee will issue to Licensor (200,000) two hundred thousand common shares to a maximum of (1,000,000) one million common shares for every ( l ) one million in Gross Revenue attained under the License Agreement. The Licensee share price will have no effect on the amount of shares to be issued.

3.2  Statements/Payment Dates of Royalties

     Licensee shall within thirty (30 days) after the last days of March, June, September and December in each year or portion thereof during the license Period, and within thirty (30) days after the end of the License Period, provide 3,2,3,, as defined above, with a statement accounting for the Gross Sales of Lice Products by Redox, its Subsidiaries and its sublicensees (and with copies of the corresponding statements to Licensee from its Subsidiaries and sublicensees), for the immediately preceding thirty (30) days period or portion thereof Each such statement shall be certified by the Chief Financial Officer or Secretary/Treasury of Licensee as being true, correct and complete. Royalties with respect to sales made by the Licensee, its Affiliates and/or Subsidiaries for each calendar month will be paid to the Licensor by the Licensee within thirty (3(t) days after the end of each calendar month. Royalties will be paid by cheque or bank draft stet by courier to the address for notices set out in Article IX or any of the addresses advised by the Licensor to the Licensee from time to time.

3.3  Record of Sales

     (a) The Licensee shall keep full, complete and accurate records of sales, the Gross Revenue received therefrom and any other information appropriate to the determination of Royalties payable to the Licensor hereunder. Such records shall be open to inspection and audit by the Licensor or the Licensor's duly authorized representatives, by appointment, during regular business hours; not more than once per year during the term of this Agreement and for one year after its termination. No record shall be subject to more than one audit and no audit shall be conducted on any


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          records  of the  Licensee  three  (3)  years  after  the  close of any calendar quarter-year; and

     (b) In the event that the Licensee has underpaid the Licensor any Royalty, as determined by such audit, the Licensee shall immediately pay the Licensor the total of the underpayment, plus interest at a rate of 1 % per month from the time such payment should have been made.

                                   ARTICLE IV
                          INTELLECTUAL PROPERTY RIGHTS

4.1      Intellectual Property  Applications,  Prosecutions and Registrations

     The Licensee shall have the exclusive right throughout the License Territory, in the name of GROUP, to apply for, prosecute, register, maintain and defend any and all patents, trade marks and/or copyright applications or registrations relating to the Intellectual Property. Licensee shall apply for, in the name of Amit Kumar Singh, seek prompt issuance of, and maintain while the license is in effect, the psteatslpatent pending, trademarks, and !or copyrights in the United States and in the foreign jurisdictions now in existence or which may be created during the lifetime of the Agreement. The Licensee shall be responsible for and have full control over any and all expenses associated with the preparation, filing, prosecution, maintenance and defense of any patents, trade marks or copyright applications filed and registered.

     In all such applications the Licensor shall be the owner and the inventor.

     Licensor shall provide all necessary information, materials and assistance to enable Licensee to proceed with the fling and prosecution of any applications for registration of any Intellectual Property and to grant to Licensee formal documents in respect of any such Intellectual Property in a form that complies with the requirements of law and public authorities in each jurisdiction that registration is sought, to enable Licensee, at its expense, to register the right, title and interest in and to such Intellectual Property as provided hereunder.

     licensor agrees, at the expense of Licensee, to do all things and to execute such documents as may be required by Licensee to obtain and maintain all rights, title, benefit and interest in and to the Intellectual Property as contemplated hereunder, exclusively in the sole name of Amit Kumar.

     Both parties shall promptly notify the other whenever it becomes aware of any actual or apparent infringement or unauthorized use of the Intellectual Property in the License Territory

4.2 Improvements and Additional Intellectual PronertY Rights Developed by the Licensor

     For greater certainty, the Licensor agrees that if it improves and/or develops any Intellectual Property relating to the Software developed and named as Onslr e2000 after the Effective Date, such Intellectual Property shall be covered by the terms of this Agreement and the licenses granted herein. The Licensor shall disclose same as soon as same is conceived or developed.

                                    ARTICLE V
                                 CONFIDENTIALITY

5.1 Limitations on Disclosure by Licensee

          The Licensee hereby acknowledges that pursuant to this Agreement, it will receive Confidential Information of the Licensor, which Licensee agrees to treat (and take all reasonable precautions to ensure that its employees treat) as confidential in accordance with the requirements and conditions set forth below:

          (a) The Licensee shall not disclose, either directly or indirectly any Confidential Information, or part thereof, to any person except as specifically contemplated in this Agreement and

          (b) The Licensee shall not use any Confidential Information, or part thereon for any purpose other than that specifically contemplated in this Agreement.

5.2 Limitations on Disclosure by Licensor

     The Licensor hereby acknowledges that certain Confidential Information covered hereunder is valuable only while kept in confidence and therefore the Licensor agrees to treat (and take all reasonable precautions to ensure that its employees treat) as confidential in accordance with the requirements and conditions set forth below:

     (a) The Licensor shall not disclose, either directly or indirectly any Confidential Information, or part thereon to any person except as specifically contemplated in this Agreement; and

     (b) The Licensee shall not use any Confidential Information, or part thereof, for any purpose other than that specifically contemplated in this Agreement;

5.3 Relief

     Nothing in this Agreement precludes either party from obtaining injunctive or similar relief from airy court of competent jurisdiction which such pasty deems most expedient to address a breach or threatened breach of any of the provisions of this Agreement. Specifically, and without limiting the foregoing, the parties acknowledge that the Confidential Information and Intellectual Property contain valuable proprietary information and is a valuable asset, the unauthorized (other than as contemplated hereunder) disclosure, use or transfer of which would cause irreparable harm to the other party's rights under this Agreement and which harm may not be adequately compensated with damages: Each party expressly agrees that the other shall be entitled to apply for and obtain equitable or similar relief (including without limitation injunctive relief and specific performance) without any requirements to post a bond or prove actual damage in any court of competent jurisdiction to prevent a breach of this Agreement or any part thereof, and to secure its enforcement, without limitation as to any other or further remedies which may be available to such party.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

6.1   Representations and Warranties of the Licensor
      The Licensor represents and warrants to the Licensee that:

     (a) The Licensor is the true owner of the Intellectual Property and that it has good and valid legal and beneficial title to all of the Intellectual Property, free and clear of any encumbrances or claims of any nature;

     (b) The technology encompassed in the Iatellectual Property has not been disclosed, offered for sale, sold, conveyed, transferred or otherwise encumbered to or by any third party except the Licensee;

     (c) The Intellectual Property has not been the subject of any patent, trade mark or copyright application or registrations in the Licensed Territory; The Licensor has no knowledge or information of any facts which would affect the application, registration, validity, enforceability or scope of any of the Intellectual Property;

     (e) The Licensor has not entered into any other agreements or contracts authorizing the use of the Intellectual Property;

     (f)  To the best of the Licensor's  knowledge,  the use of the Intellectual
          Properly  and  the  license  to  the  Software  will  not   constitute
          infringement of any other party's intellectual property rights;

     (g) No claims have been assented by airy third party with respect to, or challenging or questioning the ownership, validity, enforceability or use of the Intellectual Property and the Licensor has no knowledge of any valid basis for any such claim;

     {h} The Intellectual Property does not incorporate the intellectual property rights of any other person or entity, which the Licensor has acquired by license or otherwise;

     (i) The Licensor has not received any notice, complaint, threat or claim alleging infringement of any of the Intellectual Property of the Licensor and to the knowledge of the Licensor no third party is infringing the rights of the Licensor with respect to the Intellectual Property; and



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     (j)  All  of the  right,  title  and  interest  in and to the  Intellectual
          Property acquired by the Licensee under this Agreement are free and clear of F-nv, claims by third parties or any other encumbrances of any nature whatsoever.

6.2   Representations and Warranties of Licensee

      The Licensee represents and warrants to the Licensor as follows;


     (a) That the Licensee is a corporation duly organized and validly subsisting under the laws of Delaware and has the power and authority to enter into this agreement.

     (b) That it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

     (c) That this Agreement, when executed by the Licensee will be a binding obligation of the Licensee enforceable in accordance with its terms; and

     (d) That the execution and delivery of this Agreement and its performance will not result in any breach or violation ot or constitute a default under any agreement, instrument, judgment or order to which the Licensee is a party or by which it is bound.

                                        ARTICLE YB
                                        INDEMNITY

7.1  Warranties

     Other than as set out in Article 6. 1, the Licensor does not warrant the Intellectual Property or the Software in any way and no warranties of the Licensor shall be implied or otherwise created, including any warranty of merchantability or fitness for a particular purpose. Notwithstanding the forgoing, the Software shall provide prompt response to users of the Software. The Licensor shall, however, not be responsible for any service problems which are not caused by itself, its systems or its Internet network access provider.

7.2  Indemnity

     The Licensor agrees to defend, hold harmless and indemnify the Licensee from and against any and ail claims, suits, actions and proceedings and any and all liabilities, judgments, damages, interest, costs, expenses and fees including legal fees resulting from any such shits, actions and proceedings (the "Claims") brought by any person or entity with respect to the Confidential Information or Intellectual Property. Each party agrees that it shall inform the other in writing of any and all alleged Claims of infringements of any patent, trade mark or copyright by any third party. The Licensee hereby agrees to the assumption by the Licensor of sole control over the prosecution or defense of said Claims, together with the right to settle or compromise them, provided Licensor first obtains written permission from the Licensee; and the Licensee agrees to make available to the Licensor, such information, assistance and authority as may reasonably be requested by the Licensor in order to enable the Licensor to adequately prosecute, defend, settle or compromise such Claims. 1n addition, any monetary recovery or benefit given for the successful prosecution or defense of any Claim shall accrue to the sole benefit of the Licensor.

                                  ARTICLE VTII
                                      TERM

8.1  Term

     This Agreement, and the license granted herein, shall commence on the date first above written and continue in full force and effect during the License Period.

                                   ARTICLE IX
                                     NOTICES

9.1   Notices

     Any notices and other communications required or permitted by this Agreement to be provided or given to either party shall be so provided or given if delivered at the addresses set out below or, if given by telecommunication facsimile, at the number indicated below:

if to the Licensor

Nick A Mascia
13 5 Firststreet 2H
Keyport, New Jersey 07735

If to the Licensee:

Redox Technology Corporation
340 North Sam Houston Parkway East, Suite 250
Houston, Texas 77060
Fax: 281 445 0022

     or at such other respective substitute addresses as the addressee may designate in writing to the other party.

9.2   Deems Delivery

     Any such notice or other communication if delivered or if given by telecommunication facsimile shall be deemed to have been given on the date of delivery or on the date that confirmation of transmission is received by the sender. Either party may change its address for service by notice to the other party in the manner prescribed herein.

                                    ARTICLE X
                                     GENERAL

10.1 Assignment

     Licensee shall not assign the License or this Agreement without the prior written consent of Licensor, as defined above, which consent shall not be unreasonably withheld; provided, however, that Licensee, without such consent, may assign all of its rights hereunder to the acquiring party in connection with the transfer of all or substantially all of its business and assets to an acquiring party or in the event of its merger or consolidation with that acquiring party, if and only if the assignee shall assume all obligations of Licensee under this Agreement. However, no assignment or other transfer by Licensee shall relieve Licensee of any obligations hereunder and Licensee shall continue to be primarily and jointly and severally liable (along with such assignee or other transferee) for the performance of all obligations of Licensee and such assignee or other transferee hereunder.

10.2 Infringement

     Licensee shall take steps to stop any infringements of the Intellectual Property registration under this agreement, including the initiation and prosecution of any suit for infringement in the Licensor's name. The Licensor shall cooperate with the initiation and prosecution of such action. Licensee and Licensor will share 50150 in the damages and costs awarded w the Plaintiff' in such action, subject to payment to Licensor of such share of the damages as shall be equitable in the premises. Licensor and Licensee will equally share legal costs and expenses relating to the proceedings.

10.3 Future Assurances

     The parties agree to cooperate with each other and, upon request from the other party, to execute and deliver such documents and take such actions as may be reasonably requested in order to fully carry out the intent and purpose of this Agreement.

10.4 Arbitration

     Any dispute arising in regard to this Agreement and which has not been settles between the parties within thirty (30) days shall be resolved by arbitration pursuant to an Arbitration Act . The decision of the arbitrators shay be final and binding on the parties hereto. All arbitration shall be conducted in the English language.

10.5 Independent Contractors

     The parties hereto shall be independent contractors with respect to each other and nothing contained herein shall be construed as constituting either of them as agent, employee, servant, joint venturer, or partner of the other for any purpose whatsoever.

10.6 Governing Law and Attornment

     This Agreement shall be construed in accordance with the laws of the State of Texas and the laws of USA applicable therein. The parties agree that Harms County Texas is the forum conveniens for any matter arising under this Agreement and that the courts of Texas shall have the exclusive jurisdiction and the parties hereby irrevocably attom to the exclusive jurisdiction of the Courts of the State of Texas.

10.7 Successors

     This Agreement and all rights and obligations are fully assignable by either party. This Agreement shall endure to the benefit of and be binding upon the parties bereto and their respective successors and assigns.

10.8 Severability

     if any provision of this Agreement is held invalid or unenforceable for any reason, such provision is fully separable and shall thereupon be separated from the remaining provisions of this Agreement, and the remaining provisions are nevertheless validated and enforceable as if such of the provisions held invalid or unenforceable were not a part of this Agreement.

10.9 Entire Agreement

     This Agreement supersedes all previous agreements, if any, between the parties hereto and constitutes the sole and entire agreement between them with respect to the subject matter hereof. Each party hereto agrees that there are no oral representations, warranties or conditions and that all tenors are embodied in this Agreement. No change, modification or amendment of this Agreement shall be effective unless in writing and signed by both parties hereto.

10.10 Headings

     The use of Headings in this Agreement are for ease of reference only and do not constitute a part hereof and are not to be considered as an aid in the interpretation hereof.

10.13 Waiver

     The waiver by either party of any default by the other party under this Agreement shall not operate as a waiver of any future default, whether of a like or different nature.

10.12 Force Majeure

     Each of the parties hereto shall be excused from the performance of any of its obligations herein from time to time, but only so long as it is prevented from performance by any cause beyond its reasonable control including, but not limited to, acts of God or of the queen's enemies, strike, walkout, fire or explosion; provided however, that the lack of funds shall never be considered a cause beyond the reasonable control of either party.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above:

Per GROUP:
Nick A. Mascia
/s/ Nick A. Mascia                 December 21, 2000
------------------------         -----------------------
Signature                              Date

Amit Kumar Singh
/s/ Amit Kumar Singh               December 12, 2000
------------------------         -----------------------
Signature                              Date
Kashal Kumar
/s/ Kashal Kumar                   December 12, 2000
------------------------         -----------------------
Signature                              Date

Per Redox Technology Corporation:


/s/ Richard A. Szymanski
-------------------------------------------
Richard A. Szymanski--Authorized Signatory


Date: 12-18-2000


                                                                 SEAL


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